Registration No. 333-
________________________________________________________________

                SECURITIES AND EXCHANGE COMMISSION
                      WASHINGTON, D.C. 20549
                     _______________________

                             FORM S-8
                      REGISTRATION STATEMENT
                              UNDER
                    THE SECURITIES ACT OF 1933
                     _______________________

             THE INTERPUBLIC GROUP OF COMPANIES, INC.
      (Exact name of registrant as specified in its charter)

     DELAWARE                           13-1024020
(State or other jurisdiction            (I.R.S. Employer
of incorporation or organization)       Identification No.)

1271 Avenue of the Americas
     New York, New York                      10020
(Address of principal executive offices)     (zip code)

             THE INTERPUBLIC GROUP OF COMPANIES, INC.
                    1996 STOCK INCENTIVE PLAN
                     (Full title of the plan)

                     NICHOLAS J. CAMERA, ESQ.
             THE INTERPUBLIC GROUP OF COMPANIES, INC.
                   1271 Avenue of the Americas
                    New York, New York  10020
             (Name and address of agent for service)

                          (212) 399-8000
  (Telephone number, including area code, of agent for service)
               ____________________________________

                      CALCULATION OF REGISTRATION FEE
_________________________________________________________________
                           Proposed     Proposed
                           maximum      maximum
Title of        Amount     offering     aggregate   Amount of
Securities to   to be      price per    offering    registration
be Registered   Registered share <F1>   price <F2>  fee
_________________________________________________________________

Common Stock    815,000    $52.06       $42,428,900 $12,857
($.10 par value)
_________________________________________________________________
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<F1>, <F2>  Based upon the average of the high and low prices of the Common Stock on the New York Stock Exchange
            on March 14, 1997, in accordance with Rule 457(h) under the Securities Act of 1933, as amended (the "Act"). The shares stated above consist of
            815,000 shares which may be issued under The
            Interpublic Group of Companies, Inc. 1996 Stock
            Incentive Plan.
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    Pursuant to General Instruction E of Form S-8 ("Registration
of Additional Securities"), the Registrant hereby makes the following statement:

    On May 31, 1996, the Registrant filed with the Securities and Exchange Commission a Registration Statement on Form S-8 Registration No. 333-4747 (the "Prior Registration Statement") relating to shares of the Registrant's Common Stock to be issued pursuant to the The Interpublic Group of Companies, Inc. 1996 Stock Incentive Plan (the "Incentive Plan"). The Prior Registration Statement is currently effective. This Registration Statement relates to securities (a) of the same class as those to which the Prior Registration Statement relates and (b) to be issued pursuant to the Incentive Plan. The contents of the Prior Registration Statement are incorporated herein by reference.

Item 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

     Nicholas J. Camera, Vice President and General Counsel of the Registrant has rendered the opinion filed herewith as to the legality of the shares of Common Stock being registered pursuant to this Registration Statement. Mr. Camera is a key employee under the terms of The Interpublic Group of Companies, Inc. 1996 Stock Incentive Plan. As of March 19, 1997, Mr. Camera owned 6,000 shares of Common Stock, all of which contain restrictions on their sale or transfer and held options to purchase 27,800 shares of the Registrant's Common Stock.

Item 8.  EXHIBITS

    The following exhibits are filed as part of this Registration Statement:

5.1    Opinion of Nicholas J. Camera, Vice President and
       General Counsel of the Registrant, as to the legality of the shares of Common Stock being registered hereby.

23.1   Consent of Nicholas J. Camera, Vice President and
       General Counsel of the Registrant (filed as part of Exhibit 5.1 hereof).

23.2   Consent of Price Waterhouse LLP.

24.    Power of attorney of directors of the Registrant.
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                            SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York and State of New York, on the 19th day of March, 1997.

                                  THE INTERPUBLIC GROUP OF
                                  COMPANIES, INC.
                                       (Registrant)


                                By: PHILIP H. GEIER, JR.
                                       PHILIP H. GEIER, JR.
                                       Chairman of the Board,
                                       President and Chief
                                       Executive Officer


    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons and in the capacities and on the dates indicated.

Name                        Title                  Date

                      Chairman of the Board
                      President and Chief
                      Executive Officer
                      (Principal Executive
PHILIP H. GEIER, JR.  Officer) and Director    March 19, 1997
PHILIP H. GEIER, JR.


                      Vice Chairman-
                      Finance and Operations
                      (Principal Financial
EUGENE P. BEARD       Officer) and Director    March 19, 1997
EUGENE P. BEARD


                      Vice President and
                      Controller (Principal
JOSEPH STUDLEY        Accounting Officer)      March 19, 1997
JOSEPH STUDLEY
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*FRANK J. BORELLI     Director                 March 19, 1997
FRANK J. BORELLI


                      Director                 March 19, 1997
REGINALD K. BRACK



                      Director                 March 19, 1997
JILL M. CONSIDINE



*JOHN J. DOONER, JR.  Director                 March 19, 1997
JOHN J. DOONER, JR.



*FRANK B. LOWE        Director                 March 19, 1997
FRANK B. LOWE



*LEIF H. OLSEN        Director                 March 19, 1997
LEIF H. OLSEN



*MARTIN F. PURIS      Director                 March 19, 1997
MARTIN F. PURIS



*ALLEN QUESTROM       Director                 March 19, 1997
ALLEN QUESTROM



*J. PHILLIP SAMPER         Director            March 19, 1997
J. PHILLIP SAMPER



*JOSEPH J. SISCO           Director            March 19, 1997
JOSEPH J. SISCO



*By:PHILIP H. GEIER, JR.
    PHILIP H. GEIER, JR.
    Attorney-in-fact
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                          EXHIBIT INDEX


EXHIBIT TABLE NO.



5.1    Opinion of Nicholas J. Camera, Vice President and
       General Counsel of the Registrant, as to the legality of the shares of Common Stock being registered hereby.

23.1   Consent of Nicholas J. Camera, Vice President and
       General Counsel of the Registrant (filed as part of Exhibit 5.1 hereof).

23.2   Consent of Price Waterhouse LLP.

24.    Power of attorney of directors of the Registrant.
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                                                      Exhibit 5.1




                                       March 19, 1997


The Interpublic Group of Companies, Inc.
1271 Avenue of the Americas
New York, New York 10020

             Re:  Registration Statement on Form S-8

Dear Sirs:

         This opinion is rendered in connection with the Registration Statement on Form S-8 being filed by The Interpublic Group of Companies, Inc. ("IPG") with the Securities and Exchange Commission under the United States Securities Act of 1933, as amended (the "Registration Statement") on or about March 19, 1997 for the offer and sale of IPG Common Stock, par value $.10 per share, under The Interpublic Group of Companies, Inc. 1996 Stock Incentive Plan (the "Plan").

         I am of the opinion that the shares of Common Stock covered by the Registration Statement, as or when issued and delivered in accordance with the terms of the Plan, will be duly and validly issued, fully paid and non-assessable.

         I hereby consent to the filing of this opinion as
Exhibit 5.1 to the Registration Statement.

         This opinion is furnished solely for the benefit of the Securities and Exchange Commission in connection with the aforementioned Registration Statement and is not to be used, circulated, quoted from or otherwise referred to for any other purpose.

                                  Yours truly,


                                  NICHOLAS J. CAMERA
                                  NICHOLAS J. CAMERA
                                  Vice President and General
                                  Counsel
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                                                     Exhibit 23.2


                CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 13, 1996, which appears on page 40 of the 1995 Annual Report to Stockholders of The Interpublic Group of Companies, Inc. (the "Company"), which is incorporated by reference in the Company's Annual Report on Form 10-K for the year ended December 31, 1995. We also consent to the incorporation by reference of our report on the Financial Statement Schedules, which appears in such Annual Report on Form 10-K under the heading entitled "Report of Independent Accountants on Financial Statement Schedules." We also consent to the reference to us under the heading "Experts" in the Prospectus constituting part of this Registration Statement on Form S-8.


PRICE WATERHOUSE LLP
New York, New York
March 19, 1997
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                                                   Exhibit No. 24


                        POWER OF ATTORNEY



         KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints PHILIP H. GEIER, JR., EUGENE P. BEARD, JOSEPH STUDLEY and NICHOLAS J. CAMERA, and each of them, as true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him, and in his name, place and stead, in any and all capacities, to sign a Registration Statement on Form S-8 covering shares of Common Stock to be issuable under the 1996 Stock Incentive Plan for The Interpublic Group of Companies, Inc., any and all amendments (including further post-effective amendments) thereto and all other instruments necessary or desirable in connection therewith, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requested and necessary to be done in and about the premises as fully to all intents and purposes as he might do or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         This Power of Attorney may be signed in any number of counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument.


Dated: May 20, 1996



EUGENE P. BEARD                            FRANK J. BORELLI
EUGENE P. BEARD                            FRANK J. BORELLI



JOHN J. DOONER, JR.                        PHILIP H. GEIER, JR.
JOHN J. DOONER, JR.                        PHILIP H. GEIER, JR.
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FRANK B. LOWE                              LEIF H. OLSEN
FRANK B. LOWE                              LEIF H. OLSEN



MARTIN F. PURIS                            ALLEN QUESTROM
MARTIN F. PURIS                            ALLEN QUESTROM



J. PHILLIP SAMPER                          JOSEPH J. SISCO
J. PHILLIP SAMPER                          JOSEPH J. SISCO



JOSEPH STUDLEY
JOSEPH STUDLEY
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